United States
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2010

NORTH VALLEY BANCORP
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-10652	94-2751350
(Commission File Number)	(IRS Employer Identification No.)

300 Park Marina Circle, Redding, CA	96001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 226-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 19, 2010, North Valley Bancorp (the “Company”), a California corporation and the parent of North Valley Bank, a California banking corporation, filed a Certificate of Amendment of the Amended and Restated Articles of Incorporation of North Valley Bancorp with the California Secretary of State. The sole purpose of the amendment was to increase the number of shares of common stock authorized to be issued from 20,000,000 to 60,000,000. The amendment was approved by the shareholders of the Company at the Annual Meeting of Shareholders held on July 16, 2010 and was effective immediately upon filing with the California Secretary of State.

A copy of the Certificate of Amendment of the Amended and Restated Articles of Incorporation of North Valley Bancorp is filed as Exhibit 99.177 to this Current Report and is incorporated herein by this reference.

9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.177	Certificate of Amendment of the Amended and Restated Articles of Incorporation of North Valley Bancorp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH VALLEY BANCORP

Dated: July 20, 2010	By:	/s/ Leo J. Graham
Leo J. Graham
General Counsel and Corporate Secretary